Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley
Act
I, James D. Dondero, Chief Executive Officer of Prospect Street® High Income Portfolio Inc. (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 26, 2008	/s/ James D. Dondero
James D. Dondero,
Chief Executive Officer and President (principal executive officer)

I, M. Jason Blackburn, Chief Financial Officer of Prospect Street® High Income Portfolio Inc. (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 26, 2008	/s/ M. Jason Blackburn
M. Jason Blackburn, Chief Financial Officer,
Treasurer and Secretary (principal financial officer)